Exhibit 10.17

Execution Version

OBSERVER AGREEMENT

This Observer Agreement (the “Agreement”) is made and entered into as of April 23, 2026, by and among Thomas McAndrew (the “Observer”) and ERock, Inc., a Delaware corporation (the “Company”).

WHEREAS, the Company desires to grant the Observer the right to become, upon the closing of the Company’s initial public offering of Class A Common Stock (“IPO”), a non-voting observer of the Board of Directors of the Company (the “Board”), upon the terms and subject to the conditions set forth herein.

NOW THEREFORE, in consideration of the premises and the covenants of the parties set forth in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the undersigned hereby agree as follows:

1. Agreements of the Company. For so long as the Observer Designation Condition is satisfied and the Observer has not resigned in accordance with Section 3 hereof, the Company agrees that:

a. The Observer shall be entitled to serve as a non-voting observer of the Board, effective upon the closing of the Company’s IPO. Following the execution of this Agreement by each of the parties hereto, the closing of the Company’s IPO, and at the Observer’s request, the Company shall cause the Observer to be appointed as a non-voting observer of the Board.

b. Until the Observer ceases to serve in such capacity, the Observer, in his capacity as such, shall: (i) receive written notice of all meetings of the Board at the same time and in the same manner as such notices are furnished to the members of the Board, (ii) be entitled to attend all meetings of the Board, whether in person or by means of conference telephone or other communications equipment by which all persons participating in the meeting can hear each other, (iii) be promptly reimbursed for reasonable and documented out-of-pocket expenses incurred in connection with attending such meetings in person, (iv) receive a copy of all materials which are furnished to other members of the Board, in their capacities as such, at the same time and in the same manner as such materials are furnished to the members of the Board, (v) be entitled to fully participate in all discussions conducted at such meetings, and (vi) receive copies of the minutes of all such meetings of the Board as and when such copies are distributed to the members of the Board; provided, however that the Observer may be excluded from any meeting or portion thereof, and the Observer need not be given such materials, if legal counsel for the Company determines (A) that excluding the Observer or failing to give such notices, information or reports to the Observer is necessary to preserve attorney-client, work product or similar privilege, or (B) that there exists, with respect to the subject of a meeting or the notices, information or reports provided to the Board, an actual conflict of interest between the Company, on the one hand, and the Observer, on the other hand; further, provided however, that the Observer will not be excluded from any portion of a meeting where such a conflict does not exist, or fail to receive any portion of any notices, information or reports that would not jeopardize attorney-client, work product or similar privileges.

2. Agreements of the Observer.

a. The Observer acknowledges and agrees that the rights of the Observer, in his capacity as such, shall be limited to the rights expressly provided herein and that the Observer shall not have any rights as a director or member of the Board or any committee of the Board. For the avoidance of doubt, the Observer acknowledges and agrees that the Observer shall (i) not be counted for purposes of determining whether a quorum is present at any meeting of the Board or any committee thereof, (ii) not have the right to vote on any matter brought before the Board or any committee thereof or to participate in any action by unanimous written consent in lieu of a meeting of the Board or any committee thereof (and no vote or consent of the Observer shall be required for purposes of determining whether any matter has been approved by the Board or any committee thereof), and (iii) not be entitled to any other rights or powers of directors under the certificate of incorporation or bylaws of the Company, the General Corporation Law of the State of Delaware, applicable law or any other agreement to which the Company is a party, except as set forth in this Agreement or any other agreement specifically between the Observer and the Company. The Observer acknowledges and agrees that he shall not be entitled to compensation for his service as a non-voting observer of the Board.

b. The Observer agrees to maintain the confidentiality of all Confidential Information and acknowledges and agrees that the disclosure of such information could cause irreparable harm to the Company and its stockholders. Accordingly, the Observer agrees not to use any Confidential Information for any purpose other than in the exercise of his rights as a non-voting observer of the Board as provided in this Agreement. Confidential Information shall not include information that: (a) is or becomes generally available to the public other than as a result of disclosure of such information by the Observer, any of his affiliates, or any of his or his affiliates’ Representatives; (b) is independently developed by the Observer, any of his affiliates, or any of his or his affiliates’ Representatives without use of Confidential Information provided by the Company or by any director, officer, employee or agent thereof; (c) becomes available to the Observer at any time on a non-confidential basis from a third party that is not, to the Observer’s knowledge, prohibited from disclosing such information to the Observer, any of his affiliates or any of his or his affiliates’ Representatives by any contractual, legal or fiduciary obligation to the Company; or (d) was known by the Observer prior to receipt from the Company or from any director, officer, employee or agent thereof. The Observer agrees that, without the prior written consent of the Company, he will not disclose any Confidential Information to any person or entity. Notwithstanding the foregoing, the Observer may disclose Confidential Information to the extent required by applicable law, regulation, or order of a court or governmental authority of competent jurisdiction; provided that (i) the Observer provides the Company with prompt prior written notice of such requirement to the extent permitted by law, (ii) the Observer cooperates reasonably with the Company, at the Company’s expense, in seeking a protective order or other appropriate relief, and (iii) the Observer discloses only that portion of the Confidential Information that is legally required to be disclosed.

c. The Observer acknowledges and agrees that, by virtue of receiving material non-public information about the Company in connection with Observer’s attendance at Board meetings and receipt of Board materials, the Observer shall be subject to, and shall comply with, all insider trading laws and regulations applicable to the Company’s directors and officers, as well as the Company’s insider trading policies and procedures as in effect from time to time, including any trading blackout periods and pre-clearance requirements applicable to directors and officers. The Company shall provide the Observer with a copy of its insider trading policy promptly following the Observer’s commencement of service as a non-voting observer of the Board and shall notify the Observer of any amendments thereto. Notwithstanding the termination of this Agreement, the Observer shall be subject to and shall comply with all applicable insider trading laws and regulations.

d. The Observer acknowledges and agrees that in the event the Observer Designation Condition is no longer satisfied, the Observer shall no longer be entitled to be a non-voting observer of the Board and the Observer shall automatically cease to be a non-voting observer of the Board and shall no longer have any rights under Section 1.b. hereof.

e. Upon the time that the Observer shall cease to serve as a non-voting observer of the Board no matter the cause, the Observer shall, as promptly as reasonably practicable (but in any case no later than ten business days), return all Confidential Information to the Company or destroy such copies that cannot be returned and provide a certification to the Company that such materials have been so returned or destroyed, are no longer in his possession and no copies have been retained.

3. Resignation of the Observer. The Observer may resign at any time by delivering notice in writing or by electronic transmission of such resignation to the Company. Such resignation shall take effect at the time specified in such notice or, if the time be not specified, upon receipt thereof by the Company. The acceptance of such resignation shall not be necessary to make it effective.

4. Representations of the Company. The Company represents and warrants to the Observer that:

a. this Agreement has been duly authorized by all necessary corporate action of the Company; and

b. this Agreement is a valid and binding agreement of the Company, enforceable against it in accordance with its terms.

5. Representations of the Observer. The Observer hereby represents and warrants to the Company that:

a. the Observer has the legal capacity to execute and deliver this Agreement and to perform his obligations hereunder; and

b. this Agreement is a valid and binding agreement of the Observer, enforceable against him in accordance with its terms.

6. Miscellaneous. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures were upon the same instrument. This Agreement constitutes the entire agreement among the parties hereto in respect of the subject matter hereof. No provision of this Agreement may be: (a) amended except by an instrument in writing executed by the parties hereto; or (b) waived except by an instrument in writing executed by the party against whom the waiver is to be effective; provided that any such amendment or waiver has been approved by the Board.

7. Indemnification. The Company shall, to the fullest extent permitted by law, indemnify the Observer if the Observer is, or is threatened to be made, a party or participant (including, without limitation, as a witness) in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that the Observer is or was an observer of the Company against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a Proceeding. The Company shall advance, to the extent not prohibited by law, the expenses (including attorneys’ fees) actually and reasonably incurred by or on behalf of the Observer in connection with any Proceeding. For the avoidance of doubt, the rights to indemnification and advancement provided under this Agreement shall be third-party indemnification rights and shall not create any implication that the Observer, in his capacity as such, is a director or officer of the Company or owes any fiduciary duties to the Company or its stockholders. Notwithstanding the foregoing, the Company shall not be obligated to indemnify the Observer for any losses, expenses or liabilities arising out of or attributable to (i) the Observer’s gross negligence or willful misconduct, (ii) any act or omission of the Observer not taken or omitted in good faith or that the Observer had reasonable cause to believe was unlawful, or (iii) any breach by the Observer of his obligations under this Agreement.

8. Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, without regard to choice of law principles that would compel the application of the laws of any other jurisdiction. Each of the parties hereto irrevocably agrees that any legal action or proceeding that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be brought and determined exclusively in the Chancery Court of the State of Delaware and any state appellate court therefrom located in the State of Delaware (or, only if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court located in the State of Delaware).

9. Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or related to this Agreement.

10. Specific Enforcement. The parties hereto agree that irreparable damage, for which monetary damages would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached by the parties hereto. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled under the terms of this Agreement at law or in equity. Each party hereto accordingly agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such party under this Agreement.

11. Joint Negotiation. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

12. Termination. Unless earlier terminated pursuant to this Section 12 or an instrument in writing executed by the Observer and the Company, this Agreement shall automatically terminate upon the Observer Designation Condition ceasing to be satisfied or the Observer resigning in accordance with Section 3 hereof. In addition, the Company may terminate this Agreement upon written notice to the Observer if the Observer has materially breached any provision of this Agreement and, if such breach is capable of cure, such breach remains uncured for a period of 10 days following written notice from the Company to the Observer specifying in reasonable detail the nature of such breach; provided that if the breach is not capable of cure, the Company may terminate this Agreement immediately upon written notice to the Observer. For the avoidance of doubt, a material breach shall include, without limitation, any violation by the Observer of his confidentiality obligations under Section 2(b) or his insider trading obligations under Section 2(c).

13. Survival. Notwithstanding anything else in this Agreement to the contrary, the obligations and agreements of the Observer contained in this Agreement, and the Company’s right to enforce such obligations and agreements, shall survive the Observer’s ceasing to hold such position and shall survive the termination of this Agreement.

14. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, and such invalid, illegal or otherwise unenforceable provisions shall be null and void as to such jurisdiction. It is the intent of the parties, however, that any invalid, illegal or otherwise unenforceable provisions be automatically replaced by other provisions which are as similar as possible in terms to such invalid, illegal or otherwise unenforceable provisions but are valid and enforceable to the fullest extent permitted by law.

15. Successors and Assigns. This Agreement and/or any of the rights or obligations hereunder may not be assigned by the Observer without the express prior written consent of the Company. The Company may assign this Agreement, without the consent of the Observer, to any successor entity in connection with a merger, consolidation, reorganization, sale of all or substantially all of the Company’s assets, or any other change of control transaction, provided that such successor entity expressly assumes in writing all of the Company’s obligations under this Agreement. Any purported assignment in violation of this Section 15 shall be null and void.

16 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, or (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid. All communications shall be sent: (i) to Observer at [    ], email: [    ]; (ii) to the Company at: 1113 Vine St, Suite 101, Houston, TX 77002 ATTN: General Counsel, email: [    ], or to such other address as may have been furnished to Observer by Company or to Company by Observer.

17. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

a. “Observer Designation Condition” shall mean that the Observer and his Affiliates (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) beneficially own (as determined pursuant to Rule 13d-3 under the Exchange Act) at least 5% of the issued and outstanding shares of equity securities in the aggregate, of the Company (as equitably adjusted in respect of any stock or other equity dividend or distribution, reclassification, recapitalization or similar transaction occurring after the date hereof).

b. “Confidential Information” shall mean all information, documents and materials regarding or relating to the Company, its direct and indirect subsidiaries (whether or not wholly owned) and its and their respective affiliates and Representatives that has not been publicly disclosed.

c. “Representatives” shall mean, with respect to any entity, its respective directors, managers, officers, employees, agents and advisors.

[Signature Page Follows]

IN WITNESS WHEREOF this Agreement has been executed as of the date set forth above.

EROCK, INC.

By:	/s/ John Carrington
Name: John Carrington
Title: Chief Executive Officer

OBSERVER:

/s/ Thomas McAndrew
Thomas McAndrew